Zenium Topco Limited
Unaudited interim condensed consolidated Financial Statements for the six-month period ended 30 June 2018

Zenium Topco Limited

Contents

Condensed consolidated statement of financial position    3

Condensed consolidated statement of comprehensive income    4

Condensed consolidated statement of changes in equity    5

Condensed consolidated statement of cash flows    6

Notes to the condensed consolidated financial statements     7

Zenium Topco Limited

Condensed consolidated statement of financial position

	Note	As at 30 June 2018	As at 31 December 2017
		Unaudited US$'000	Unaudited US$'000
Assets
Non-current assets
Property, plant and equipment	3	294,713	232,697
Intangible assets	4	15,007	16,033
Deferred tax assets	5	1,947	1,975
Other receivables	6	6,978	5,040
Total non-current assets		318,645	255,745
Current assets
Trade and other receivables	7	18,194	11,230
Restricted cash	22	296	241
Cash and cash equivalents		28,711	33,402
Total current assets		47,201	44,873
Total assets		365,846	300,618
Equity
Share capital	8	244	244
Share premium	8	244,160	244,160
Other reserves	9	1,163	1,163
Currency translation reserve		331	1,455
Accumulated losses		(69,897)	(55,196)
Equity attributable to owners of the parent		176,001	191,826
Non-controlling interest	23	420	420
Total equity		176,421	192,246
Liabilities
Non-current liabilities
Borrowings	10	125,380	78,252
Accruals and deferred income	11	99	111
Deferred tax liabilities	5	4,011	4,167
Derivatives	10	233	54
Total non-current liabilities		129,723	82,584
Current liabilities
Trade and other payables	11	33,747	21,530
Borrowings	10	6,955	4,228
Amounts due to related parties	20	19,000	-
Provisions	12	-	30
Total current liabilities		59,702	25,788
Total liabilities		189,425	108,372
Total equity and liabilities		365,846	300,618

The notes on pages 7 to 29 are an integral part of these consolidated financial statements.
The financial statements on pages 3 to 29 were authorised for issue by the board of directors on
31 October 2018 and were signed on its behalf by:

_________________                     _____________________
Robert Jackson - Director                    Erik Leban - Director

Zenium Topco Limited

Condensed consolidated statement of comprehensive income
Unaudited

	Note	Six-month period ended 30 June 2018*	Six-month period ended 30 June 2017
		US$'000	US$'000
Revenue	12	18,529	8,886
Cost of sales	13	(11,930)	(4,224)
Gross profit		6,599	4,662
Administrative expenses analysed
Other administrative expenses	15	(3,437)	(3,144)
Employee benefits expenses	14	(2,004)	(1,039)
Depreciation of property, plant and equipment	3	(3,037)	(1,539)
Amortisation of intangible assets	4	(544)	(385)
Exceptional items	16	(4,425)	1,612
Administrative expenses		(13,447)	(4,495)
Foreign exchange losses		(183)	(45)
Operating (loss)/profit		(7,031)	122
Finance income	17	22	-
Finance costs	17	(3,107)	(1,220)
Foreign exchange on intra-group borrowings		(4,572)	4,331
Finance (costs)/income – net		(7,657)	3,111
(Loss)/profit before income tax		(14,688)	3,233
Income tax (charge)/credit	5	(13)	51
(Loss)/profit for the period attributable to owners of the parent from continuing operations		(14,701)	3,284
(Loss)/profit for the period from discontinued operations	18	-	(1,220)
(Loss)/profit for the period attributable to owners		(14,701)	2,064

Items that may be subsequently reclassified to profit or loss
Currency translation differences		(1,124)	4,491
Total comprehensive (loss)/profit for the period attributable to owners of the parent		(15,825)	6,555

The notes on pages 7 to 29 are an integral part of these consolidated financial statements.

Zenium Topco Limited

Condensed consolidated statement of changes in equity
Unaudited

	Attributable to owners of the Company
	Share capital	Share premium	Other reserves	Currency translation reserve	Retained loss	Total	Non-controlling interest	Total equity
	(note 8)	(note 8)	(note 9)				(note 24)
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
At 1 January 2017	165	163,879	-	(4,938)	(50,956)	108,150	43,171	151,321
Profit for the period	-	-	-	-	2,064	2,064	-	2,064
Other comprehensive gain	-	-	-	4,491	-	4,491	-	4,491
Total comprehensive income/(loss)	-	-	-	4,491	2,064	6,555	-	6,555
Transactions with owners
Preference shares issued	74	74,286	-	-	-	74,360	-	74,360
Balance at 30 June 2017	239	238,165	-	(447)	(48,892)	189,065	43,171	232,236

At 1 January 2018	244	244,160	1,163	1,455	(55,196)	191,826	420	192,246
Loss for the period	-	-	-	-	(14,701)	(14,701)	-	(14,701)
Other comprehensive loss	-	-	-	(1,124)	-	(1,124)	-	(1,124)
Total comprehensive (loss)/income	-	-	-	(1,124)	(14,701)	(15,825)	-	(15,825)
Transactions with owners
Balance at 30 June 2018	244	244,160	1,163	331	(69,897)	176,001	420	176,421

Zenium Topco Limited

Condensed consolidated statement of cash flows
Unaudited
			Six-month period ended 30 June 2017
		Six-month period ended 30 June 2018
			Continuing operations	Discontinuing operations
	Note				Total
		US$’000	US$’000	US$’000	US$’000
Cash flow from operating activities
(Loss)/profit before income tax		(14,688)	3,233	(1,220)	2,013

Adjustments for:
Depreciation of property, plant and equipment	3	7,560	2,576	536	3,112
Amortisation of costs to obtain contracts		139	—	—	—
Amortisation of intangible assets	4	544	385		385
Fair value adjustment to derivatives	17	190	—	—	—
Interest income		(22)	—	—	—
Interest expense on loan facilities		2,158	755	—	755
Interest on finance leases	17	488	345	—	345
Financing fees	17	271	18	—	18
Other finance costs	17	—	103	—	103
Foreign exchange		(1,713)	356	(129)	227
Changes in working capital:
Decrease in provisions		(32)	—	—	—
Increase in trade and other receivables		(8,435)	(3,371)	(5,110)	(8,481)
Increase in trade and other payables		12,422	(6,731)	1,033	(5,698)
Cash flows/(used in) from operations		(1,118)	(2,331)	(4,890)	(7,221)

Tax (paid)/received		(13)	51	—	51
Interest paid		(2,720)	(765)	—	(765)
Net cash flows/ (used in) from operating activities		(3,851)	(3,045)	(4,890)	(7,935)

Cash flows from investing activities
Acquisition of subsidiary		—	(56,436)	—	(56,436)
Purchase of property, plant and equipment		(72,079)	(40,272)	(1,970)	(42,242)
(Increase) /decrease in restricted cash		(63)	951	—	951
Net cash used in investing activities		(72,142)	(95,757)	(1,970)	(97,727)

Cash flows from financing activities
Equity contributed by shareholders		—	74,360	—	74,360
Proceeds from bank borrowings	10	54,654	29,683	—	29,683
Proceeds from related party loan	20	19,000	—	—	—
Repayment of borrowings	10	(1,541)	(2,548)	—	(2,548)
Net cash flows from financing activities		72,113	101,495	—	101,495

Net increase/(decrease) in cash and cash equivalents		(3,880)	2,693	(6,860)	(4,167)
Cash and cash equivalents at the beginning of period		33,402	9,970	7,653	17,623
Foreign exchange on cash and cash equivalents		(811)	590	129	719
Cash and cash equivalents at 30 June 2018 and 30 June 2017		28,711	13,253	922	14,175

Zenium Topco Limited

Notes to the condensed consolidated financial statements

1    General information

Zenium TopCo Limited (the "Company") is a limited liability company incorporated and domiciled in Cayman Islands. The address of its registered office is 27 Hospital Road, George Town, Grand Cayman, KY1-9008. The Company is the parent company of the Zenium group of subsidiaries (the “Group”).

The principal activity of the Group throughout the period was data centre development in Frankfurt and the UK, with Turkish operations being disposed of. The Group specialises in the delivery of wholesale data solutions to the data centre market. The Group typically enters into agreements with tenants to provide bespoke facilities that facilitate high specification data storage and ongoing facility maintenance and operation services.

2    Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below.

Basis of preparation

The interim consolidated financial statements of the Group for the six months ended 30 June 2018 have been prepared in accordance with IAS 34 Interim Financial Reporting. The purpose of these financial statements is to meet the reporting requirements of Regulation S-X of Securities and Exchange Commission (SEC).

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements. The policies applied which are consistent with those applied in the preparation and disclosed in the Group’s annual financial statements as at 31 December 2017 apart from the application of IFRS 15 and IFRS 9 in the period. These should be read in conjunction with these financial statements.

Going concern

Independent of the sale of the Group completed in August of 2018, based on the Group’s forecasts and projections, the Board is satisfied that the Group will be able to operate with its current level of resources to meet its working capital requirements for at least 12 months from the date of signing these financial statements and additional funding will be raised, if required, to meet future uncommitted fit out works.

New accounting requirements

The Group has applied the following standards and amendments for the first time for their annual reporting period commencing after 1 January 2018:

IFRS 9 Financial Instruments which reflects all phases of the financial instruments project and replaces IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. IFRS 9 was effective from 1 January 2018 and addresses the classification, measurement and derecognition of financial assets and financial liabilities, introduces new rules for hedge accounting and a new impairment model for financial assets. The new impairment model requires the recognition of impairment provisions based on expected credit losses (ECL) rather than only incurred credit losses as is the case under IAS 39. It applies to financial assets classified at amortised cost, debt instruments measured at FVOCI, contract assets under IFRS 15 Revenue from Contracts with Customers, contract receivables, loan commitments and certain financial guarantee contracts. The Group has adopted the new accounting standard in these interim financial statements and there is no material impact.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

New accounting requirements (continued)

IFRS 15, Revenue from Contracts with Customers, which establishes a single comprehensive model of accounting for revenue arising from contracts with customers that an entity will apply to determine the measurement of revenue and timing of when it is recognised. IFRS 15 supersedes several standards and interpretations including IAS 11, Construction Contracts and IAS 18, Revenue. The core principle of IFRS 15 is that an entity recognises revenue to depict the transfer of promised goods and services to customers in an amount that reflects the amount an entity expects to be entitled to in exchange for those goods and services. The new standard also result in enhanced disclosures about revenue that would result in an entity providing comprehensive information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This standard is applicable from 1 January 2018 and has been adopted in these interim financial statements.

Each customer contract has been assessed under IFRS15. The straight-line method continues to be appropriate given the services being delivered to the customers are provided over the life of the contract. Contract prices are fixed and are not subject to adjustments arising from variable considerations due to discounts, credits or other constraints on revenue. Therefore it was concluded that there was no material financial impact on the Group’s accounting for revenue, with the only amendment required being a presentational disclosure in the financial statements to disclose contract assets and liabilities and the reclassification of costs incurred to obtain revenue contracts of from property plant and equipment to other assets as costs to obtain contracts and the reclassification of depreciation on these to costs of sales.

The Group has applied the new accounting standard on a modified retrospective basis, with no change to the comparative information.

As at 1 January 2018 there is no adjustment to opening reserves and as at 30 June 2018 the following adjustments have been made:

•	Costs to obtain contracts of $1.2m have been reclassified from property, plant and equipment to trade and other receivables; and

•	Amortisation of US$17,000 in relation to these costs has been moved from accumulated depreciation, included in cost of sales to trade and other receivables as a reduction.
See notes 3 and 6 for further details.

IFRS 16 ‘Leases’ was issued in January 2016 and will be implemented by the Group from 1 January 2019. The Standard will replace IAS 17 ‘Leases’ and will require lease liabilities and ‘right of use’ assets to be recognised on the balance sheet for almost all leases. This is expected to result in a significant increase in both assets and liabilities recognised. The costs of operating leases currently included within operating costs will be split and the financing element of the charge will be reported within finance expense. Finance lease obligations at 30 June 2018 are set out in Note 10, ‘Borrowings’ and the undiscounted commitments under non-cancellable operating leases are set out in Note 19, ‘Contingencies and commitments’. The Group is assessing the potential impact of IFRS 16.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

3	Property, plant and equipment

	Freehold land and buildings	Leasehold property	Plant, infrastructure and equipment	Assets in construction	Office and other equipment	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
31 December 2017
Costs	84,453	20,274	84,129	61,129	548	250,533
Accumulated depreciation	(9,243)	(795)	(7,614)	-	(184)	(17,836)
Net book value	75,210	19,479	76,515	61,129	364	232,697
6 months ended 30 June 2018
Costs at 1 January 2018	84,453	20,274	84,129	61,129	548	250,533
Additions	19,763	-	5,077	50,897	16	75,753
IFRS 15 reclassification*			(146)	(1,054)		(1,200)
Transfers	-	-	34,125	(34,125)	-	-
Disposals	-	-	-	-	(111)	(111)
Exchange differences	(3,078)	(514)	(2,659)	(1,225)	(30)	(7,506)
At 30 June 2018	101,138	19,760	120,526	75,622	423	317,469
Accumulated depreciation
At 1 January 2018	(9,243)	(795)	(7,614)	-	(184)	(17,836)
Charge for the period	(2,481)	(519)	(4,523)	-	(37)	(7,560)
IFRS 15 reclassification	-	-	17	-	-	17
Exchange differences	797	39	1,765	-	22	2,623
At 30 June 2018	(10,927)	(1,275)	(10,355)	-	(199)	(22,756)
Cost	101,138	19,760	120,526	75,622	423	317,469
Accumulated depreciation	(10,927)	(1,275)	(10,355)	-	(199)	(22,756)
Net book value 30 June 2018	90,211	18,485	110,171	75,622	224	294,713

During the six-month period the Group incurred development expenditure of US$75,753,000 (31 December 2017: US$85,796,000) on data centre infrastructure and equipment costs pertaining to ongoing fit out costs to meet the requirements of new tenants and to enhance the overall specifications of the data centre. This includes land acquisition in Germany completed on 28 June 2018 for consideration of €16,263,000,000 (US$18,943,000,000).
During the six-month period depreciation in relation to plant, infrastructure and equipment of US$4,523,000 (30 June 2017: US$1,137,000) was included within cost of sales relating to continuing operations (30 June 2017: US$2,340,000) and US$nil (30 June 2017: US$307,000) relates to discontinued operations. All other depreciation of US$3,037,000 (30 June 2017: US$1,539, 000) included in admin expenses.
At 30 June 2018 and 31 December 2017, the Directors have determined there is no indication of impairment of the property, plant and equipment.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

4	Intangible assets

	Goodwill US$’000	Customer contracts US$’000	Total US$’000
31 December 2017
Cost	8,569	9,573	18,142
Accumulated amortisation	0	(2,109)	(2,109)
Net book value	8,569	7,464	16,033

6 months ended 30 June 2018
Cost at 1 January 2018	8,569	9,573	18,142
Exchange differences	(291)	(251)	(542)
At 30 June 2018	8,278	9,322	17,600
Accumulated amortisation
At 1 January 2018	0	(2,109)	9
Charge for the period	-	(544)	(544)
Exchange differences	0	60	60
At 30 June 2018	0	(2,593)	(2,593)
Cost	8,278	9,322	17,600
Accumulated amortisation	0	(2,593)	(2,593)
Net book value 30 June 2018	8,278	6,729	15,007

Goodwill was generated on the acquisition of Zenium UK2 Limited in the previous year, this includes deferred tax arising on fair value adjustments, see note 5.

This is reassessed for impairment at each reporting period and no indicators of impairment are considered to exist. Zenium UK2 Limited is considered to be the cash generating unit to which the goodwill is allocated to.

The fair value less costs to sell was calculated to assess the recoverable amount of the Zenium UK2 Limited CGU based on an earnings multiple, given the expected disposal of the Group in the short-term to Cyrus One Inc, see note 24. Judgement exists within this valuation around the earnings multiple which when sensitised, would need to reduce by 47% to create an impairment risk. The EBITDA used in calculating the value in use is also judgemental and this assumption would need to reduce by 48% to trigger an impairment. Committed spend is not considered to be judgemental as this is known amounts and hence has not been sensitised.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

5	Income tax (charge)/credit

a)	Income tax (charge)/credit

	2018	2017
	US$’000	US$’000

Current tax
Current tax on profits for the period	(13)	51

Deferred tax
Increase in deferred tax assets	47	(580)
Increase in deferred tax liabilities	(47)	580
Total deferred tax expense	—	—
Total income tax (charge)/credit	(13)	51

b)
A reconciliation between the tax credit/(charge) in the consolidated statement of comprehensive income and the loss before income tax multiplied by the Group’s current tax rate can be explained as follows:

	2018	2017
Continuing operations	US$’000	US$’000
Loss before income tax for continuing operations	(14,688)	3,233
Tax calculated at the Company’s statutory rate (0%)	—	—
Tax effect on:
Effect of different tax rates in countries in which the Group operates	(1,559)	212
Tax losses for which no deferred tax asset has been recognised	1,546	(161)
Exchange differences	—	—
Income tax (charge)/credit on continuing operations	(13)	51

Discontinued operations
Loss before income tax for discontinued operations	—	(1,220)
Tax calculated at the Company’s statutory rate (0%)	—	—
Tax effect on:
Effect of different tax rates in countries in which the Group operates	—	244
Tax losses for which no deferred tax asset has been recognised	—	(244)
Income tax on discontinued operations	—	—
Total income tax (charge)/credit	(13)	51

The Group provides for income taxes based upon amounts reported in the financial statements and the provisions of currently enacted tax laws. The Company is registered in the Cayman Islands and is subject to Cayman law with respect to taxation. Under current Cayman law, the Company is not taxed on any Cayman income or capital gains.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

5 Income tax (charge)/credit (continued)

c)	Deferred taxes

The analysis of deferred tax assets and liabilities is as follows:

Continuing operations	2018	2017
	US$’000	US$’000
Deferred tax assets:
Opening deferred tax asset	1,975	134
Credited to the statement of comprehensive income	47	1,823
Exchange differences	(75)	18
Deferred tax assets	1,947	1,975

Deferred tax liabilities:
Opening deferred tax liabilities	(4,167)	(134)
Charged to the statement of comprehensive income	47	(1,823)
Deferred tax liability arising on business combinations	0	(2313)
Exchange differences	109	103
Deferred tax liabilities	(4,011)	(4,167)
Deferred tax liabilities (net)	2,064	2,192

Discontinued operations	2018	2017
	US$’000	US$’000
Deferred tax assets:
Opening deferred tax asset	-	-
Credited to the statement of comprehensive income	-	-
Deferred tax assets	-	-

Deferred tax liabilities:
Opening deferred tax liabilities	-	(186)
Disposal (note 18)	-	186
Deferred tax liabilities	-	-
Deferred tax liabilities (net)	-	-

Deferred tax assets and liabilities will be recovered after more than 12 months.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

6 Other receivables: non-current assets

	30 June 2018*	31 December 2017
	US$’000	US$’000

Contract assets	2,137	-
Costs to obtain contracts with customers	1,011	-
Accrued income	-	1,113
Other receivables	3,830	3,927
Total other non-current receivables	6,978	5,040

*In adopting IFRS 15 US$1.2m has been reclassified from property, plant and equipment in relation to costs to obtain contracts with customers in respect of brokerage fees paid – see note 3. These costs are split US$1.01m within non-current assets and US$190k in current assets. The balance of US$1.274m at 30 June 2018 has been split US$1.011m and US$263k as non-current assets and current assets, respectively.

Costs to obtain contracts with customers include US$701,000 (2017: US$nil) in Zenium Germany GmbH and US$310,000 (2017: US$nil) in Zenium UK Limited.

In adopting IFRS 15 accrued income has been reclassified to contract assets as at 30 June 2018. Contract assets of US$1,913,000 (2017: US$853,000) relates to revenue contracts in Zenium UK2 Limited, US$224,000 (2017: US$260,000) in Zenium Germany GmbH.

Included in other receivables is a rent deposit for the Grosvenor Street, London UK offices of US$140,000 (2017: US$146,000), a deposit of US$1,495,000 (2017: US$1,533,000 ) for the long-leasehold signed in the prior year for the Slough data centre, a deposit for the long-leasehold acquired as part of the Stockley Park data centre for US$2,186,000 (2017: US$2,243,000), a security deposit within Germany of US$9,000 (2017: US$5,000).

The rent deposits are recoverable on termination or expiration of the respective leases subject to no claims being made for liabilities such as damage to the property. The full amount has been recognised as no damages have occurred to date and any potential future damages would be remedied.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

7 Trade and other receivables: current assets

	30 June 2018*	31 December 2017
	US$’000	US$’000
Trade receivables:
Data service and other receivables from customer contracts	5,803	2,044

Other receivables:
Other tax receivables	5,477	3,384
Amounts due from related parties (note 22)	1,604	1,608
Prepayments	831	487
Contract assets	4,148	—
Accrued income	—	3,634
Costs to obtain contracts with customers	263	—
Other receivables	68	73
Total other receivables	12,391	9,186
Total trade and other receivables	18,194	11,230

Other tax receivables are comprised of VAT due to the following Group companies, Zenium Germany GmbH (US$4,519,000), Zenium UK Limited (US$755,000), Zenium Technology Partners Limited (US$80,000), Zenium UK3 Limited (US$123,000). The prior year balance comprised of Zenium Germany GmbH (2017: US$1,337,000), Zenium UK Limited (US$630,000), Zenium UK2 Limited (US$1,167,000) and Zenium Technology Partners Limited (US$250,000).

In adopting IFRS 15 accrued income has been reclassified to contract assets as at 30 June 2018. The contract assets of US$4,148,000 at 30 June 2018 relates to committed and unbilled revenue at the period end. The prior year accrued income of US$3,634,000 relates to committed and unbilled revenue at the period end.

As detailed in note 6, in adopting IFRS 15 US$1.2m has been reclassified from property, plant and equipment in relation to costs to obtain contracts with customers– see note 3. These costs are split US$1.010m within non-current assets and US$190k in current assets. The balance of US$1.274 at 30 June 2018 has been split US$1.011m and US$263k as non-current assets and current assets, respectively.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

8 Share capital and share premium
The total number of issued and authorised shares and associated rights of the respective shares as at the reporting period ends are included below:

a)	Issued share capital

		Share	Share
In issue as at 30 June 2018 and December 2017	Number	capital	premium	Total
		US$0	US$0	US$0
A preference shares of US$0.001 par value	231,500,000	231	231,269	231,500
B preference shares of US$0.001 par value	8,123,914	8	8,116	8,124
Subtotal	239,623,914	239	239,385	239,624
Additional B preference shares of US$0.001 par value	4,722,368	5	4,775	4,780
Total share capital and share premium	244,346,282	244	244,160	244,404

The table above shows the number of preference shares in issue at 30 June 2018 and 31 December 2017. The share premium represents the difference between the issue price and the par value. US$59,000 of share premium remains in relation to the share buy back in 2016 being the difference between the purchase price of US$219,000 and the nominal value of US$278,000.

There were no share issues in the period ended 30 June 2018. Shares issued in the half year to 30 June 2017 were as follows:

	Number	Share capital	Share premium	Total
		US$0	US$0	US$0
A preference shares of US$0.001 par value	74,000,000	74	73,926	74,000
B preference shares of US$0.001 par value	277,632	-	277	277
Subtotal	74,277,632	74	74,203	74,277
Additional B preference shares of US$0.001 par value	82,876	-	83	83
Total shares issued in the period	74,360,508	74	74,286	74,360

The A and B preference shares constitute one class of share and are a separate class of share to the Ordinary shares. Each preference share carries the right to one vote. The preference shares have no redemption entitlement. On winding up, the preference shareholders have priority before all other classes of shares. Payments out of the Company’s reserves can only be made in accordance with the Company’s waterfall distribution terms as set out in the Company’s Investment Agreement.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

8 Share capital and share premium (continued)

b)	Authorised capital

	30 June 2018	30 June 2018	31 December 2017	31 December 2017
	Number	US$’000	Number	US$’000

A preference shares of US$0.001 par value	252,500,000	252	252,500,000	252
B preference shares of US$0.001 par value	12,846,282	13	12,846,282	13
Total authorised preference shares	265,346,282	265	265,346,282	265

The authorised A preference shares were increased to 252,500,000 after the signing of the third investment agreement on 20 January 2017. The A and B preference shares were issued for cash consideration of US$1.00 per share as follows:

Issuance dates	A preference shares	B preference shares
At 31 December 2016	151,500,000	7,846,282
23 January 2017	23,000,000	—
27 March 2017	34,000,000	—
30 March 2017	—	263,750
27 April 2017	—	13,882
12 May 2017	17,000,000	—
Total number issued at 30 June 2017	74,000,000	277,632
31 July 2017	6,000,000	—
At 31 December 2017 and 30 June 2018	231,500,000	8,123,914

The A and B preference shares were issued in 2017 to fund the acquisition of Zenium UK2 Limited and planned capex spend.

The additional B preference shares were issued to certain members of key management triggered by the amount of capital invested into the Company by its immediate parent entity. The expense has been recognised within employee benefits expenses with each share valued at US$1.00 as per the Company’s Investment Agreement and the amount paid for the shares which is deemed to be its fair value at grant.

The additional B preference shares were issued as follows:

Issuance dates	Additional B preference shares
Total number issued at 31 December 2016	4,639,492
March 30, 2017	78,732
April 27, 2017	4,144
Total number issued in the period 30 June 2017 and 31 December 2017	82,876
Total number issued at 31 December 2017 and 30 June 2018	4,722,368

No shares have been issued since 31 December 2017. See note 24 regarding the shares settled on completion of the sale of the Group.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

9 Other reserves

Certain members of key management of the Group were granted A and B ordinary shares of the Company during the current and prior year. The Group receives employee services from certain members of its key management in consideration for these A and B ordinary shares of the Company.

The fair value of the employee services received in exchange for the grant of the awards is recognised as an expense within employee benefits. The total amount to be expensed is determined by reference to the fair value of the awards granted. It excludes the impact of any service and non-market performance vesting conditions (for example, profitability and sales growth targets).

The number of authorised ordinary shares of the Company at 30 June 2018 and 31 December 2017 were 162,582. The ordinary shares carry no voting rights and have a par value of US$1.00 per share. As permitted by the Company’s Articles of Association the Directors divided the Ordinary shares between A and B ordinary shares.

The Group recognises a share-based payment expense within employee benefits expense based on the fair value of the restricted shares issued, and an equivalent credit in equity in other reserves. At the date of vesting, when the share is no longer restricted, the equivalent charge remains within other reserves.

The number of A and B ordinary shares issued during the period and vested as at 31 December 2017 and 30 June 2018 was:

	Number issued	Number vested
A ordinary shares	32,514	32,514
B ordinary shares bought back	22,498	32,254
31 December 2017 and 30 June 2018	55,012	64,768
Total as at 31 December and 30 June 2018	162,582	162,582

Following the Share Purchase Agreement (“SPA”) with CyrusOne Inc ("CyrusOne") to acquire the Group, that was signed in December 2017, the ordinary shares were expected to vest on completion and these shares were expected to be equity settled. As such these shares are treated for accounting purposes as equity settled, being a change from prior year where a cash settled treatment was undertaken. Owing to the fact the shares are expected to vest after period-end following completion of the acquisition of the Group by CyrusOne, the share based-payment charge US$1,163,000 was accelerated to recognise the full charge as at 31 December 2017. The position as at 30 June 2018 remains consistent with the prior year end. This charge is based on the fair value at grant date.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

10 Borrowings

	30 June 2018	31 December 2017
	US$’000	US$’000
Current
Bank borrowings	6,315	3,570
Lease liabilities	640	658
	6,955	4,228
Non-current
Bank borrowings	107,388	59,465
Lease liabilities	17,992	18,787
	125,380	78,252
Total borrowings	132,335	82,480

During the year ended 31 December 2017, the Group entered into two new facilities:

1.
€100,000,000 (US$116,478,000) facility with a syndicate including ING Bank, NIBC, HSH Nordbank and Santander (“ING facility”) of which €28,083,000 (US$34,890,000) was drawn on 7 September 2017. The drawn amount was used in part to repay the existing loan facility with Bayern (€16,600,000/US$19,795,000).

During the period to 30 June 2018, additional amounts drawn on the facility were as follows:

i.	24 January 2018 - €14,342,000 (US$17,593,000)

ii.	09 May 2018 - €9,500,000 (US$11,292,000)

iii.	15 June 2018 - €22,000,000 (US$27,769,000)

The ING facility expires on 30 June 2023. The interest rate is a fixed rate of 3.5% per annum through an interest rate cap with a market value of US$233,000 (2017: US$54,000) in favour of the debt provider. The loan is repayable in quarterly instalments beginning 30 June 2019. The borrowings are secured on the German data centre which has a carrying value of US$159,120,000 (€136,610,000) as at 30 June 2018 (2017: US$104,649,000, €87,351,000).

2.
A multicurrency facility of £48,700,000 (US$64,047,805) with Lombard North Central plc of which £25,000,000 (US$32,878,750) was drawn on 20 March 2017. This facility expires on 31 March 2027. The interest rate is a 3-month Libor plus a fixed rate of 3.5% per annum. This loan is repayable in equal quarterly instalments. During the period, principal of £975,527 (US$1,208,000) was repaid. This loan is secured on the assets of the Zenium London Two data centre which have a carrying value of US$80,488,000 (£61,201,000) as at 30 June 2018. The facility is subject to debt covenants which have been complied with to date. Subsequent to the period end, the loan was repaid in full, see note 26.

During the period, US$271,000 (2017: US$381,000) of debt issue costs have been amortised in relation to the above facilities; as detailed in note 17.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

10 Borrowings (continued)

Reconciliation of movement in bank borrowings:
30 June     31 December

	2018	2017
	US$’000	US$’000
Balance at 1 January	66,145	19,351
Drawn down	54,654	64,483
Repayments Interest payable	(1,208) 341	(23,111) 378
Foreign exchange adjustments	(3,091)	5,422
	116,841	66,523
Debt issue costs	(3,137)	(3,488)
Total	113,704	63,035

Foreign exchange adjustments in the above table are non-cash items.

The Group has the following undrawn floating rate borrowing facilities:

	30 June 2018	31 December 2017
	US$’000	US$’000
Within one year	-	-
In more than one year but less than two years	-	-
In more than two years but less than five years	-	-
In more than five years	48,392	116,319
Total	48,392	116,319

The group leases property plant and equipment with a carrying amount of US$69,146,000 (2017: $69,480,000) under finance lease expiring within eighteen and a half years.

Foreign exchange adjustments and interest in the above table are non-cash items.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

10 Borrowings (continued)

Finance lease liabilities:

	30 June 2018	31 December 2017
	US$’000	US$’000
Commitments in relation to finance leases are payable as follows:
Within one year	1,649	1,692
Later than one year but not later than five years	6,950	7,020
Later than five years	28,686	30,390
Minimum lease payments	37,285	39,102
Future finance charges	(18,653)	(19,657)
Recognised liability	18,632	19,445

The present value of finance lease liabilities is as follows:
Within one year	640	658
Later than one year but not later than five years	2,917	2,881
Later than five years	15,075	15,906
Minimum lease payments	18,632	19,445

11 Trade and other payables

Current	30 June 2018*	31 December 2017
	US$’000	US$’000
Trade payables	12,188	3,997
Other taxes	607	121
Other payables	181	71
Accruals and deferred income Contract liabilities	17,774 2,997	17,341 -
Trade and other payables	33,747	21,530

The major component of trade payables in the current period and prior year relates to the construction and fit out works of a new data centre in Zenium Germany GmbH (Frankfurt Two).

US$13,578,000 (2017: US$10,362,000) of transaction fees incurred in relation to the proposed acquisition of Zenium TopCo Limited are included within accruals above – see note 16.

In adopting IFRS 15 deferred income relating to customer contracts of US$2,997,000 (2017: US$1,613,000) has been reclassified to contract liabilities.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

11 Trade and other payables (continued)

Non-current	30 June 2018*	31 December 2017
	US$’000	US$’000
Accruals and deferred income	—	111
Contract liabilities	99	—
Accruals and deferred income	99	111

In adopting IFRS 15 deferred income of US$99,000 (2017: US$111,000) has been reclassified as contract liabilities. This relates to the non-current portion of the fair value of deferred income on variation orders in relation to the acquired UK2 assets.

12    Revenue

Continuing operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
Revenue from contracts under IFRS15	US$’000	US$’000
Equipment supply	10,265	4,684
Service charges	2,225	1,176
Power supply Other revenue	3,226 1,582	1,440 1,152
	17,298	8,542
Rental income	1,231	434
Total revenue	18,529	8,886

Revenue recognised in the period that was included in the contract liabilities balance at 1 January 2018 is US$1,458,000 (30 June 2017: US$394,000).

Revenue arises from the provision of data centre services utilising the Group’s infrastructure assets, revenues represent the value of the services or goods supplied to customers during the year. Revenues exclude value added tax and other sales related taxes. The majority of contracts entered into are not deemed to be leases as there are no specifically identified assets attributable to them.

Revenue from each of the performance obligation detailed in the table above has been determined based on the five step model requirements under IFRS 15 ‘Revenue from contracts’. Revenue from equipment supply and service charge is satisfied over time as customers receive and benefit from the use of the racks spaces and the accompany services simultaneously, as such revenue is straight-lined over the life of the revenue contract. The group has an enforceable right to be paid as each performance obligation is satisfied, customers are invoiced based on quarterly or monthly demands in accordance with each contract.

Where invoices are raised in advance for contracted services, the revenue is spread over the period of the service and contract liabilities deferred income is recognised on the balance sheet. There is a 30-60 day payment term and there are no financing arrangements with customers.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

12 Revenue (continued)

The Group independently procures the power that is subsequently provided to customers to power their rack space. The risks and rewards remain with the Group in relation to the supply of such power. The Group is also the primary obligator responsible for providing the related space and services to the customer and is therefore acting as the principal from the perspective of the customer. As a result, based on the assessment in line with IFRS15, the Group recognises the gross revenue received from contracts with customers at the point in time when power consumption has been assessed and measured.

Other revenue is generated from installation services or other maintenance related customer requests and is recognised at the point in time when installations are complete and specified space is handed over to the customer or relevant work has been completed. Initial direct costs incurred in negotiating and arranging revenue contracts are capitalised and amortised on a straight-line basis over the contract term. Costs to obtain contracts at 30 June 2018 have been disclosed in notes 6 and 7.

Rental Income from operating leases is recognised on a straight-line basis over the term of the relevant lease. This relates to the portion of a customer contract deemed to meet the criteria of a lease under IAS 17. There are no contingent rents (2017: US$nil).

The future aggregate minimum rentals receivable under non-cancellable customer contracts are as follows:

Continuing operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
No later than 1 year	26,357	10,661
Later than 1 year and no later than 5 years	153,407	62,229
Later than 5 years	26,083	21,635
Total	205,847	94,525

The above future aggregate minimum rental and equipment supply receivables pertain to 43 contracts (2017: 40 contracts).

Discontinued operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
Revenue from contracts under IFRS15	US$’000	US$’000
Equipment supply	-	415
Service charge	-	216
Power Supply	-	167
Other revenue	-	126
	-	924
Rental income	-	49
Total	-	973

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

13    Cost of sales

Continuing operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Employee benefits expenses (note 14)	956	410
Depreciation (note 3)	4,523	1,137
Other cost of sales	6,451	2,677
Total	11,930	4,224
Discontinued operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Employee benefits expenses (note 14)	-	163
Depreciation (note 3)	-	307
Other cost of sales	-	313
Total	-	783

14    Employee benefits expenses

Continuing operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Wages and salaries	1,937	1,416
Social security and other costs	300	204
Pension costs - defined contribution plans	133	56
Share based payments	-	(468)
Other staff costs	590	241
Total	2,960	1,449
Amount included in cost of sales	(956)	(410)
Amount included in administrative expenses	2,004	1,039

US$nil (2017: US$nil) pension costs in relation to the defined contribution plan were accrued as at 30 June 2018.

Discontinued operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Wages and salaries	-	231
Social security and other costs	-	26
Pension costs – defined contribution plans	-	-
Other staff costs	-	-
Total	-	257
Amount included in cost of sales	-	(164)
Amount included in administrative expenses	-	93

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

15    Other administrative expenses

Continuing operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Professional fees	1,275	1,397
Marketing fees	224	345
Office and administration	1,317	1,002
Travel costs	456	400
Other costs	165	-
Total	3,437	3,144
Discontinued operations:	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Professional fees	-	207
Marketing fees	-	11
Office and administration	-	21
Travel costs	-	37
Other costs	-	812
Total	-	1,088

During the period the Group obtained the following services from the Companies auditors and its associates:

•
Fee payable by the Group to the Company’s auditor and its associates for the audit of the consolidated financial statements and statutory financial statements is US$120,000 (6 months ended 30 June 2017: US$210,000).

•	Fee payable by the Group to the Company’s auditor for tax compliance and tax related services is US$nil (6 months ended 30 June 2017: US$9,500).

•	Fees payable by the Group to the Company’s auditor for financial and tax due diligence in relation to the acquisition of London Two US$nil (2017: US$298,000).

•	Fees payable by the Group to the Company’s auditor for financial and tax work in relation to the sale of the Group to CyrusOne is US$450,000 (2017: US$nil).

•	Other fees of US$nil (2017: US$37,000) primarily relating to transfer pricing advisory fees.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

16    Exceptional items

	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Professional fees related to acquisition of Zenium UK2 Limited	—	842
Professional costs related to the disposal of the Group	4,484	—
Settlement of legal case	(59)	(2,454)
Total exceptional items	4,425	(1,612)

The above items relate to non-recurring items.

•
Professional costs incurred in relation to the disposal of the Group represent professional fees incurred associated with the acquisition of the Group by CyrusOne as detailed in note 24. Whilst completion occurred post period end, the majority of costs were incurred prior to 30 June 2018. US$4,484,000 was expensed in the current period and US$10,697,000 in the period from 1 July 2017 to 31 December 2017.

•	Of the total costs, US$13,578,000 is accrued at 30 June 2018– see note 11 and £10,362,000 at 31 December 2017

•
Total fees incurred are in relation to legal fees, investment banker fees, due diligence, tax and other financial related cost and company secretarial fees, all of which directly relate to the sale of the Group.

•
The Imtech legal case which commenced in January 2015 and settled in the prior period in February 2017. This legal case was in relation to an ongoing case surrounding the fit out works in Frankfurt One. This resulted in an amount received of US$2,243,000 and a release of US$148,000 of the legal provision held in relation to legal fees during the period ended 30 June 2017, with $30k held as at 31 December 2017. This remaining provision was released in the current period with $29k of overpaid legal fees also being reimbursed.

•	The prior period comparative also includes professional fees associated with the acquisition of Zenium UK2 Limited which is discussed in note 19.

17    Finance income and costs

	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Interest expense on bank borrowings	(1,431)	(703)
Interest expense on interest rate swap	(84)	(52)
Amortisation of debt issue costs (note 10)	(271)	(18)
Bank and other charges	(592)	-
Fair value loss on interest rate swap	(190)	-
Finance charge in respect of finance lease	(488)	(344)
Other interest expense	-	(103)
Interest expense - related parties	(51)	-
Total finance costs	(3,107)	(1,220)

Interest income on short term deposits	22	-
Finance income	22	-

The above amounts relate to continuing operations. No finance income or costs were incurred in relation to discontinued operations.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

18     Discontinued operations

(a)	Description
On 6 October 2017 Zenium EMSPC Limited ("EM SPC") completed the sale of Zenium EM2 Limited ("EM2") together with its subsidiary undertakings to Equinix (Netherlands) Holdings B.V. for consideration of US$93,000,000.
As at 30 June 2017 the sale was not yet certain and therefore the sub-group was not classified as held for sale, this criteria is deemed to be met on exchange of the SPA which occurred in September 2017. As such, the EM2 sub-group has been presented as discontinued operations within the 30 June 2017 comparatives.
(b) Financial performance and cash flow information
The financial performance and cash flow information are presented below:

	Six-month period ended 30 June 2018	Six-month period ended 30 June 2017
	US$’000	US$’000
Revenue	-	973
Expenses	-	(2,193)
Loss before tax	-	(1,220)
Income tax expense	-	-
Loss after income tax on discontinued operations	-	(1,220)

19     Contingencies and commitments

The future aggregate minimum rentals payable under non-cancellable operating leases are, as prepared under IAS17, as follows:

	30 June 2018	31 December 2017
	US$’000	US$’000
No later than 1 year	1,360	1,435
Later than 1 year and no later than 5 years	5,379	5,473
Later than 5 years	33,649	35,142
Total	40,388	42,050

As at 30 June 2018 there is committed capex spend of US$51,345,000 (2017: US$56,718,000) relating to works committed through signed contracts with customers.

Expenses for operating leases for the period ended 30 June 2018 were US$699,000 (2017: US$954,000).

No amounts in the current period or prior year relate to discontinued operations.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

20    Related party transactions
On 24 August 2018 the Group’s immediate parent company became CyrusOne Dutch Holdings BV and its ultimate controlling party changed to CyrusOne Inc following the acquisition of the entire share capital of the Group. The previous parent company and ultimate controlling party were Quantum Strategic Partners Limited (‘QSP’) who are no longer deemed to be a related party of the Group.

The Directors of the Group are as follows:

•	Franek Sodzawiczny (appointed 21 November 2013, resigned 24 August 2018)

•	Srdjan Vukovic (appointed 21 November 2013, resigned 24 August 2018)

•	Alex Fridlyand (appointed 21 November 2013, resigned 24 August 2018)

•	Nigel Rogers (Non-executive) (appointed 21 November 2013, resigned 24 August 2018)

•	Robert Jackson (appointed 24 August 2018)

•	Erik Leban (appointed 24 August 2018)

Key management of the Group also includes:

•	Matt Pullen Managing Director

•	Julian King Commercial Director

•	Chester Reid CFO

This is unchanged following the acquisition of the Group by CyrusOne Inc.

QSP issued an unsecured loan to the Company for the amount of US$19,000,000, which was repayable on demand and accrued a 12% interest rate. Accrued interest at 30 June 2018 was US$51,000 see note 18. This loan was discharged on completion of the above transaction see Note 24.

See note 24 for post balance-sheet date related party transactions that occurred as a result of the transaction above. As at 30 June 2018, the amount due from related parties is US$1,605,000 (2017: $1,608,000), this was settled in full on date of acquisition of the Group by Cyrus One Inc, see note 7. As a result, there are no remaining amounts owed by key management to the Group and all Ordinary and Preference shares held by management have also been settled.

21    Subsidiary undertakings

The Company subsidiaries as at 30 June 2018 were:

Name	Country of incorporation and place of business	Activity
Directly held:
Zenium Holdings Limited (100% shareholding)	Ireland	Investment
Indirectly held:
Zenium Technology Partners Limited (100% shareholding) Zenium Technology Partners 2 Limited (62.4% shareholding)	UK UK	Service Co Service Co
Zenium Germany GmbH (100% shareholding)	Germany	Data centre
Echo 4 GmbH (100% shareholding)	Germany	Dormant
Zenium EMSPC Limited (62.4% shareholding)	Cayman	Holding Co
Zenium UK Limited (100%) Zenium UK2 Limited (100%)	UK UK	Data centre Data centre
Zenium UK3 Limited (100%)	UK	Data centre

Zenium UK3 Limited was incorporated during the period on 23 February 2018.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

21    Subsidiary undertakings (continued)

The Company subsidiaries as at 31 December 2017 were:

Name	Country of incorporation and place of business	Activity
Directly held:
Zenium Holdings Limited (100% shareholding)	Ireland	Investment
Indirectly held:
Zenium Technology Partners Limited (100% shareholding) Zenium Technology Partners 2 Limited (62.4% shareholding)	UK UK	Service Co Service Co
Zenium Germany GmbH (100% shareholding)	Germany	Data centre
Echo 4 GmbH (100% shareholding)	Germany	Dormant
Zenium EMSPC Limited (62.4% shareholding)	Cayman	Holding Co
Zenium UK Limited (100%) Zenium UK2 Limited (100%)	UK UK	Data centre Data centre

Zenium Technology Partners 2 Limited, Zenium UK3 Limited and Zenium EM SPC Limited were disposed of on 23 August 2018, see note 24.

22     Restricted cash

The Group has restricted cash of US$296,000 (2017: US$241,000) held as a reserve account and cash sweep for the Lombard debt facility entered into the year to fund Zenium UK2 Limited.

23	Non-controlling interest

As at 30 June 2018 there is non-controlling interest of $39,000 in relation to share capital on shares held by management in EM SPC and an associated US$381,000 of deferred consideration due on these shares (2017: $42,790,000). This arose as a result of the following transactions which occurred in the prior year:

•
On 6 October 2017 Zenium EM2 Limited and its subsidiaries were disposed of by Zenium EMSPC Limited. Subsequently, a share buy-back by Zenium Holdings Limited, of the minority interest’s shares in Zenium EMSPC Limited, then ensued. The minority interest held, by two external parties, in relation to Zenium EMSPC Limited, and also as a consequence the EM2 Limited sub-group, was settled at US$1 each. The buy-back occurred following a total distribution to the minority of $42,751,000, this distribution was made as follows:

o
US$40,694,000 to the minority interest, which was settled net of the minority interests share of transactions costs of US$1,879,000 and was in respect of net proceeds received on the sale of the Turkey data centre.

o	Further additional payments of US$2,057,000 were made to the minority interest. US$1,557,000 of this was paid directly by the Group and US$500,000 was paid from the buyer, Equinix, on behalf of Zenium as part of the agreement to exit the external minority interest.

•
US$39,000 remains in minority interest in relation to share capital of shares held by management in EM SPC and an associated US$381,000 of deferred consideration due on these shares, this was settled in August 2018, see note 24 for details.

Zenium Topco Limited

Notes to the condensed consolidated financial statements (continued)

23	Non-controlling interest (continued)

Under the terms of Zenium EM SPC Limited’s shareholder agreement neither the preference shareholders nor the common shareholders are entitled to profits of Zenium EM SPC Limited until its directors declare a distribution of profits, which occurred as detailed above.

24	Events after the date of the financial position

On 24 August 2018 acquisition of the share capital of the Group by CyrusOne Inc completed. As a result of this transaction, the Group’s ultimate controlling party is now CyrusOne Inc and Quantum Strategic Partners Limited cease to be involved with the Group.

The following items occurred after the date of the financial position:

•	A change in Directors was made, see note 20 for details.

•
Repayment of Lombard debt facility – the outstanding facility of $29,617k which include associated fees, was repaid to Lombard. This was settled with proceeds from the sale of the Group and therefore has been recognised as a capital contribution within Zenium TopCo Limited.

•
Similarly, the loan from Quantum Strategic Partners Limited of $19,000,000 was repaid using sale proceeds. Interest of $392k had accrued to 24 August 2018 and as such, $19,392,000 was then recognised as a capital contribution in TopCo.

•	The shareholder loans held by key management were repaid on completion, this includes the EM SPC deferred consideration. The total amounts repaid were $1,641,000.

•	Assets,held by Zenium UK3 Limited including a power contract were novated to CyrusOne UK3 Limited prior to completion, on 15 August 2018 at book value.

•
Zenium Technology Partners 2 Limited, Zenium EM SPC Limited and Zenium UK3 Limited were then sold to a Quantum Strategic Partners Limited (“QSP”) subsidiary on 23 August 2018 with no trading activity and immaterial assets and liabilities remaining. These entities will be liquidated by QSP.

•	Zenium Holdings Limited declared a dividend of $264,649 to Zenium EM SPC Limited prior to disposal of the entity.